UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Rule 10b5-1 Trading Plan

J. Boyd Douglas, Jr., the Executive Vice President and Chief Operating Officer and a director of Computer Programs and Systems, Inc. (“CPSI”), has entered into a written trading plan (the “Plan”) relating to future sales of a part of his shares of CPSI common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Mr. Douglas entered into the Plan in order to diversify his financial holdings. The Plan will also enable him to sell shares over a period of time without significantly affecting the market for CPSI common stock. Under the Plan, Mr. Douglas will have no control over the timing of any sales of his CPSI common stock.

The Plan will commence on February 4, 2005 and will expire on March 31, 2006. During the term of the Plan, the selected broker is authorized to sell up to 25,000 shares of CPSI common stock. The broker may sell shares of Mr. Douglas’ CPSI common stock at such times as the broker, in its sole discretion, may select in accordance with the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: December 23, 2004	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President – Finance and
Chief Financial Officer